SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - May 26, 2005

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TRUE RELIGION APPAREL, INC.
(Exact name of Registrant as specified in its Charter)

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Nevada	333-72802	98-0352633
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Rio Vista Avenue, Los Angeles, CA	90023
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (323) 266-3072

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On May 27, 2005, True Religion Apparel, Inc. (the "Company") issued a news release to announce the resignation of Mark Saltzman as a member of the Company's Board of Directors effective immediately. Mr. Saltzman will continue in his position as the Company's Chief Operating Officer. The release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     (d) The same news release described in Item 5.02(b) also announced that Joseph Coulombe, G. Louis Graziadio, III, Robert L. Harris, II and Mark Maron had been appointed by the Company's Board of Directors as directors of the Company effective immediately.

     Messrs. Coulombe (Chairman), Grazadio and Harris have been appointed as members of the Company's Audit Committee.

     Messrs. Maron (Chairman), Grazadio and Harris have been appointed as members of the Company's Compensation Committee.

     Messrs. Harris (Chairman), Grazadio and Maron have been appointed as members of the Company's Governance and Nominating Committee.

     Mr. Coulombe has been engaged in independent management consulting as a since April 1995. Previously, he was employed in an executive capacity by several retailing and grocery businesses, and as an independent business consultant. From February 1995 to April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet, Inc., a sporting goods retailer. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., a wholesale and retail grocer. Mr. Coulombe is the founder of Trader Joe's, a specialty food grocery chain, and served as its Chief Executive Officer from 1957 to 1989. Mr. Coulombe also serves as a member of the Board of Directors of Cost Plus, Inc.

     Mr. Graziadio has served as President of Second Southern Corp. since 1990.  Second Southern is the managing partner of Ginarra Partners, L.L.C., a California company engaged in a wide range of investment activities and business ventures. He has also served as Chairman and Chief Executive Officer of Boss Holdings, Inc., which operates primarily in the work gloves and protective wear business, since 1999. Mr. Graziadio also serves as a member of the Board of Directors of Acacia Research Corporation.

     Mr. Harris has served as President of Acacia Research Corporation since July 2000 and as a director since April 2000. Acacia Research is the holding company of two businesses, Acacia Technologies, which develops and licenses intellectual property to the electronics and media industries, and CombiMatrix Corporation, which develops and licenses technology for the life sciences industry.  Mr. Harris was previously the President and Director of Entertainment Properties Trust from 1997 to July 2000. Mr. Harris also serves as a member of the Board of Directors of Peoples Choice Home Loan, Inc.

     Mr. Maron has served as a Managing Director of investment banking in the Los Angeles office of Lehman Brothers, Inc. since 2000. Previously, Mr. Maron was with Credit Suisse First Boston Corporation from 1983 to 2000 where he was responsible for managing the firm's western region investment banking effort and coverage of CSFB's financial institutions in the western United States.

Item 8.01. Other Events.

     (a) On May 26, 2005, the Company's Board of Directors formed an Audit Committee, a Compensation Committee and a Governance and Nominating Committee and adopted charters for each of the committees.

Item 9.01 Financial Statements and Exhibits.

      (c)  Exhibits.

          Exhibit 99.1 - Press Release dated May 27, 2005 of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
TRUE RELIGION APPAREL, INC.

Date: May 30, 2005	By:	/s/ Charles Lesser
	Name:	Charles Lesser
	Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press Release dated May 27, 2005 of the Registrant.